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                                                                     EXHIBIT 3.6


                                     BYLAWS

                                       OF

                           CROWN THEATRE CORPORATION

                            (A Missouri Corporation)

                              Offices and Records

1. Registered Office and Registered Agent. The location of the registered office and the name of the registered agent of the Corporation in the State of Missouri shall be as determined from time to time by the Board of Directors and on file in the appropriate office of the State of Missouri pursuant to applicable provisions of law.

2. Corporate Offices. The Corporation may have such corporate offices, anywhere within and without the State of Missouri as the Board of Directors from time to time may appoint, or the business of the Corporation may require. The "principal place of business" or "principal business" or "executive" office or offices of the Corporation may be fixed and so designated from time to time by the Board of Directors, but the location or residence of the Corporation in Missouri shall be deemed for all purposes to be-in the county in which its registered office in Missouri is maintained.

3. Records. The Corporation shall keep at its registered office, or principal place of business in Missouri, original or duplicate books in which shall be recorded the number of its shares subscribed, the names of the owners of its shares, -the numbers owned of record by them respectively, the amount of shares paid and by whom, the transfer of said shares with the date of transfer, the amount of its assets and liabilities, the names and places of residence of its officers, and from time to time such other or additional records, statements, lists, and information as may be required by law, including without limitation the shareholders lists referred to in Section 19 of these Bylaws.

4. Inspection of Records. A shareholder, if he is entitled and demands to Inspect the records of the Corporation pursuant to any statutory or other legal right, shall be privileged to inspect such records only during the usual and customary hours of business and in such manner as will not unduly interfere with the regular conduct of the business of the Corporation. A shareholder may delegate his right of inspection to an attorney or a certified public accountant on the condition, to be enforced at the option of the Corporation, that the shareholder and the attorney or accountant agree with the Corporation to furnish to the Corporation, promptly as completed, or made, a true and correct copy of each report with respect to such inspection made by such attorney or accountant. No shareholder shall use or permit to be used or acquiesce in the use by others of any information so obtained, to the detriment, competitively, of the Corporation, nor shall he furnish or permit to be furnished any information so obtained to any competitor or prospective competitor of the Corporation. The Corporation as a condition precedent to any shareholder's inspection of the records of
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         the Corporation may require the shareholder to indemnify the
         Corporation against any loss or damage which may be suffered by it arising out of or resulting from any unauthorized disclosure made or permitted to be made by such shareholder of information obtained in the course of such inspection.

                                      Seal

5. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words: Corporate Seal-Missouri. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed, or in any manner reproduced.

                             Shareholders' Meetings

6. Place of Meetings. All meetings of the shareholders shall be held at the principal business office of the Corporation in Missouri, except such meetings as the Board of Directors, to the extent permissible by law, expressly determines shall be held elsewhere, in which case such meetings may be held, upon notice thereof as hereinafter provided, at such other place or places, within or without the State of Missouri, as said Board of Directors shall have determined, and as shall be stated in such notice; and, unless specifically prohibited by law, any meeting may be held at any place and time, and for any purpose, if consented to in writing by all of the shareholders entitled to vote thereat.

7. Annual Meetings. An annual meeting of shareholders shall be held on the third Monday in July of each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 11:00 a.m., at which they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

8. Special Meetings. Special meetings of the shareholders may be held for any purpose or purposes. They may be called by the Chairman of the Board, the President, the Secretary, the Board of Directors, or upon the written request of the holders of not less than one-fifth of all outstanding shares entitled to vote at any such meeting.

9. Action in Lieu of Meeting. Any action required to be taken at a meeting of the shareholders or any other action which may be taken at a meeting of the shareholders may be taken without a meeting if consents in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

       The "call" and the "notice" of any such meeting, shall be deemed to be synonymous.

10. Notice. Written or printed notice of each meeting of the shareholders, whether annual or special, stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes thereof, shall be delivered or given to each shareholder entitled to vote thereat, not less than ten days nor more than fifty days prior to the meeting, unless, as to a particular matter, other or further notice is required by law, in which case such other or further notice shall be given. In addition to such written notice, published notice shall be given in the
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       manner then required by law.

       Any notice of a shareholders, meeting sent by mail shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid addressed to the shareholder at his address as it appears on the records of the Corporation.

11. Presiding Officials. Every meeting of the Corporation, for whatever object, shall be convened by the Chairman of the Board, or by the officer or person who called the meeting by notice as above provided; provided, however, it shall be presided over by the officers specified in Sections 39 and 40 of these Bylaws; and provided, further, the shareholders at any meeting, by a majority vote in amount of shares represented thereat, and notwithstanding anything to the contrary elsewhere in these Bylaws, may select any persons of their choosing to act as Chair-..; man and Secretary of such meeting or any session thereof.

12. Waiver of Notice. Whenever any notice is required to be given under the provisions of these Bylaws, or the Articles of Incorporation of the Corporation or any law, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed the equivalent to the giving of such notice.

       To the extent provided by law, attendance at any meeting shall constitute a waiver of notice of such meeting.

13. Business Which May Be Transacted At Annual Meetings. At each annual meeting of the shareholders, the shareholders shall elect, by ballot, a Board of Directors to hold office until the next succeeding annual meeting, and they may transact such other business as may be desired, whether or not the same was specified in the notice of the meeting, unless the consideration of such other business without its having been specified in the notice of the meeting as one of the purposes thereof is prohibited by law.

14. Business Which May Be Transacted At Special Meetings. Business transacted at all special meetings shall be confined to the purposes stated in the notice of such meetings, unless the transaction of other business is consented to by the holders of all of the outstanding shares of stock of the Corporation entitled to vote thereat.

15. Quorum. Except as otherwise may be provided by law or by the Articles of Incorporation, the holders of a majority of the voting shares issued and outstanding, and entitled to vote thereat, present in person or by proxy, shall be requisite for and shall constitute a quorum, at all meetings of the shareholders, for the transaction of business. Every decision of a majority in amount of shares of such quorum shall be valid as a corporate act, except in those specific instances in which a larger vote is required by law or by the Articles of Incorporation. If, however, such quorum should not be present at any meeting, the shareholders present and entitled to vote shall have power successively to adjourn the meeting, without notice other than announcement at the meeting, to a specified date not longer than ninety days after such adjournment. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.
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16.      Proxies.  At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy executed in writing by such shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

17. Voting. Each shareholder shall have one vote for each share of stock entitled to vote under the provisions of the Articles of Incorporation which is registered in his name on the books of the Corporation; but in the election of directors, cumulative voting shall prevail, that is to say, each shareholder shall have the right to cast as many votes in the aggregate as shall equal the number of voting shares so held by him, multiplied by the number of directors to be elected at such election, and the shareholder may cast the whole number of such votes for one or more candidates. Directors shall not be elected in any other manner, unless such cumulative voting be unanimously waived by all shareholders present, in person or by proxy, and such waiver be permitted by law.

         No person shall be admitted to vote on any shares belonging or hypothecated to the Corporation.

         If the Board of Directors shall not have closed the transfer books of the Corporation or set a record date for the determination of its shareholders entitled to vote, as provided in Section 57 of these Bylaws, no person shall be admitted to vote directly or by proxy except those in whose names the shares of the Corporation shall have stood on the transfer books on a date fifty days previous to the date of the meeting.

18.              Registered Shareholders, Exceptions, Stock Ownership Presumed.
         The Corporation shall be entitled to treat the holder of any share or shares of stock of the Corporation, as recorded on the stock record or transfer books of the Corporation, as the holder of record and as the holder and owner in fact thereof and, accordingly, shall not be required to recognize any equitable or other claim to or interest in any such shares on the part of any other person, firm, partnership, corporation or association, whether or not the Corporation shall have express or other notice thereof, except as is otherwise expressly required by law, and the term "shareholder" as used in these Bylaws means one who is a holder of record of shares of the Corporation; provided, however, that if permitted by law, the following exceptions thereto shall apply:

                 (i) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

                 (ii) Shares standing in the name of a deceased person may be voted by his personal representative, either in person or by proxy; and shares standing in the name of a conservator, or trustee may be voted by such fiduciary, either in person or by proxy, but no conservator or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name.
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                 (iii)    Shares standing in the name of a receiver may be
         voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

                 (iv) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred of record into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.


19. Shareholders Lists. A complete list of the shareholders entitled to vote at each meeting of the shareholders, arranged in alphabetical order, with the address of, and the number of voting shares held by each, shall be prepared by the officer of the Corporation having charge of the stock transfer books of the Corporation, and shall for a period of ten days prior to the meeting be kept on file in the registered office of the Corporation in Missouri, and shall at any time during the usual hours for business be subject to inspection by any shareholder. A similar or duplicate list shall also be produced and kept open for the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence as to who are shareholders entitled to examine such list, ledger or transfer book or to vote at any meeting of shareholders.

         Failure to comply with the foregoing shall not affect the validity of any action taken at any such meeting.

20. Removal of Directors. The shareholders shall have the power by a majority vote of the holders of shares at any meeting, expressly called for that purpose, to remove any director from office with or without cause. Such meeting must be held at the registered office or principal business office of the Corporation in the State of Missouri or in the city or county in the State of Missouri in which the principal business office of the Corporation is located. If less than the entire Board is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

         Any director may be removed for cause by action of a majority of the entire Board of Directors if the director to be removed shall, at the time of removal, fail to meet any qualifications stated in the Articles of Incorporation or these Bylaws for election as a director or shall be in breach of any agreement between such director and the Corporation relating to such director's services as a director or employee of the Corporation. Notice of the proposed removal shall be given to all directors prior to action thereon.

                                   Directors

21. Qualifications and Number. Each director shall be a natural person of full age. A director need not be a citizen of the United States or a resident of the State of Missouri.
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         The number of directors which shall constitute the whole Board shall be no less than one nor more than three. Within the above specified limit, the number of directors shall be determined by resolution of the Board of Directors or by the shareholders so electing the directors. The size of the Board shall remain constant unless changed pursuant to this paragraph. If the number of directors stated in the Articles of Incorporation is three or more, then any change decreasing the number of directors to serve on the Board to less than three may only be accomplished by amending the Articles of Incorporation to state the desired number of directors. If the number of directors stated in the Articles of Incorporation is less than three, then any change in the number of directors to serve on the Board, except a change to increase the number of directors to three or more, may only be accomplished by amending the Articles of Incorporation to state the desired number of directors. If an amendment to the Articles of Incorporation is not so required to change the number of directors, any change shall be reported to the Secretary of State of Missouri within thirty days of such change.

22. Powers of the Board. The property and business of the Corporation shall be managed by the directors, acting as a Board. The Board shall have and is vested with all and unlimited powers and authorities, except as may be expressly limited by law, the Articles of Incorporation or by these Bylaws, to do or cause to be done any and all lawful things for and in behalf of the Corporation, to exercise or cause to be exercised any or all of its powers, privileges and franchises, and to seek the effectuation of its objects and purposes.

23. Meetings of the Newly-Elected Board, Notice. The members of each newly-elected Board shall meet:

                 (i) at such time and place, either within or without the State of Missouri, as shall be suggested or provided for by resolution of the shareholders at the annual meeting, and no notice of such meeting shall be necessary to the newly-elected directors in order legally to constitute the meeting, provided a quorum shall be present;

                 (ii) if not so suggested or provided for by resolution of the shareholders or if a quorum shall not be present, the members of such Board may meet at such time and place as shall be consented to in writing by a majority of the newly-elected directors; provided, written or printed notice of such meeting shall be mailed, sent by telegram or delivered to each of the same directors in the same manner as provided in Section 25 of the Bylaws with respect to the giving of notice for special meetings of the Board, except that it shall not be necessary to state the purpose of the meeting in such notice; or

                 (iii) regardless of whether or not the time and place of such meeting shall be suggested or provided for by resolution of the shareholders at the annual meeting, the members of such Board may meet at such time and place as shall be consented to in writing by all of the newly-elected directors.

Each director, upon his election, shall qualify by accepting the office of director, and his attendance at, or his written approval of the minutes of, any meeting of the newly-elected directors shall
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constitute his acceptance of such office; or he may execute such acceptance by a separate writing, which shall be placed in the corporate minute book.

24. Regular Meetings, Notice. Regular meetings of the Board may held without notice at such times and places either within or without the State of Missouri as shall from time to time be fixed by resolution adopted by the full Board of Directors. Any business may be transacted at a regular meeting.

25. Special Meetings, Notice. Special meetings of the Board may be called at any time by the Chairman of the Board, the President, any Vice President or the Secretary, or by any one or more of the directors. The place may be within or without the State of Missouri as designated in the notice.

         Written or printed notice of each special meeting of the Board, stating the place, day and hour of the meeting and the purpose or purposes thereof, shall be mailed to each director at least three days before the day on which the meeting is to be held, or shall be sent to him by telegram, or be delivered, at least two days before the day on which the meeting is to be held. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon, addressed to the director at his residence or usual place of business. If notice be given by telegraph, such notice shall be deemed to be delivered when the same is delivered to the telegraph company. The notice may be given by any officer having authority to call the meeting or by any director.

         "Notice" and "Call" with respect to such meeting shall be deemed to be synonymous.

26. Waiver. Any notice provided or required to be given to the directors may be waived in writing by any of them whether before, at or after the time stated therein.

         Attendance of a director at any meeting s hall constitute a waiver of notice of such meeting except when he attends for the express purpose, and so states at the opening of the meeting, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

27. Action in Lieu of Meetings. Unless otherwise restricted by the Articles of Incorporation or the Bylaws or by law, any action required to be taken at a meeting of the Board of Directors or any other action which may be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed, severally or collectively, by all the directors entitled to vote with respect to the subject matter thereof. Any such consent signed by all the directors shall have the same effect as a unanimous vote and may be stated as such in any document describing the action taken by the Board of Directors.

28. Meeting by Telephonic Conference or Similar Communications Equipment. Unless otherwise restricted by the Articles of Incorporation or these Bylaws or by law, members of the Board of Directors of the Corporation, or any committee thereof designated by such Board, may participate in a meeting of such Board or committee by means of telephonic conference or similar communications equipment, whereby all persons participating in the
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         meeting can hear and speak to each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.

29. Quorum. At all meetings of the Board, a majority of the full Board of Directors shall, unless a greater number as to any particular matter is required by the Articles of Incorporation or these Bylaws or by law, constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum, except as may be otherwise specifically provided by the Articles of Incorporation or these Bylaws or by law, shall be the act of the Board of Directors.

         Less than a quorum may adjourn any meeting successively until a quorum is present, and no notice of adjournment shall be required.

30. Vacancies. If the office of any director becomes vacant by reason of death or resignation, a majority of the survivors or remaining directors, though less than a quorum, may fill the vacancy until a successor shall have been duly elected at a shareholders, meeting.

31. Executive Committee and Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate an executive committee or other committees, any such committees to consist of two or more directors of the Corporation. Any such committee, to the extent provided in said resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation.

         The committees shall keep regular minutes of their proceedings and the same shall be recorded in the minute book of the Corporation. The Secretary or an Assistant Secretary of the Corporation may act as secretary for any committee if the committee so requests.

32. Compensation of Directors and Committee Members. Directors and members of all committees shall not receive any stated salary for their services as such, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board or committee; provided, nothing herein contained shall be construed to preclude any director or committee member from serving the Corporation in any other capacity and receiving compensation therefor.

                                    Officers

33. Officers, Who Shall Constitute. The officers of the Corporation may be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers. The Board shall elect or appoint a President and Secretary at its first meeting after such annual meeting of the shareholders. The Board then, or from time to time, may also elect or appoint one or more of the other prescribed officers as it shall deem advisable, but need not elect or appoint any officers other than a President and a Secretary. The Board may, if it desires, further identify or describe any one or more of such officers.
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         Any two or more of such offices may be held by the same person.

         An officer shall be deemed qualified when he enters upon the duties of the office to which he has been elected or appointed and furnishes any bond required by the Board, but the Board may also require of such person his written acceptance and promise faithfully to discharge the duties of such office.

34. Term of Office. Each officer of the Corporation shall hold his office for the term for which he was elected, or until he resigns or is removed by the Board, whichever first occurs.

35. Appointment of Officers and Agents, Terms of Office. The Board from time to time may also appoint such other officers and agents for the Corporation as it shall deem necessary or advisable. All appointed officers and agents shall hold their respective positions at the pleasure of the Board or for such terms as the Board may specify, and they shall exercise such powers and perform such duties as shall be determined from time to time by the Board, or by an elected officer empowered by the Board to make such determination.

36. Removal. Any officer or agent elected or appointed by the Board of Directors, and any employee, may be removed or discharged by the Board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

37. Salaries and Compensation. Salaries and compensation of all elected officers of the Corporation shall be fixed, increased or decreased by the Board of Directors but this power, except as to the salary or compensation of the Chairman of the Board and the President may, unless prohibited by law, be delegated by the Board of Directors to the Chairman of the Board, the President or a committee. Salaries and compensation of all other appointed officers and agents, and employees of the Corporation may be fixed, increased or decreased by the Board of Directors, but until action is taken with respect thereto by the Board of Directors, the same may be fixed, increased or decreased by the Chairman of the Board, the President or by such other officer or officers as may be empowered by the Board of Directors to do so.

38. Delegation of Authority to Hire, Discharge and Otherwise Supervise. The Board, from time to time, may delegate to the Chairman of the Board, the President or other officer or executive employee of the Corporation, authority to hire, discharge and fix and modify the duties, salary or other compensation of employees of the Corporation under their jurisdiction, and the Board may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the Corporation the services of attorneys, accountants and other experts.

39. The Chairman of the Board and the President. The Chairman of the Board shall be the chief executive officer of the Corporation, and the President shall be the chief operating officer, unless otherwise designated by the Board of Directors. if there is no Chairman of the
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         Board, the President shall be the chief executive officer.  Except as otherwise provided for in Section 11 of these Bylaws, the Chairman of the Board, or in his absence, the President, shall preside at all meetings of the shareholders and directors. Both shall have general and active management of the business of the Corporation and shall carry into effect all directions and resolutions of the board.

         Either the Chairman of the Board or the President may execute all bonds, notes, debentures, mortgages, contracts and other documents required to be executed under the seal of the Corporation, and may cause the seal to be affixed thereto, and all other instruments for and in the name of the Corporation, except that if, by law, such instruments are required to be executed only by the President, he shall execute them.

         Either the Chairman of the Board or the President, when authorized so to do by the Board, may execute powers of attorney from, for, and in the name of the Corporation, to such proper person or persons as they may deem fit, in order that thereby the business of the Corporation may be furthered or action taken as may be deemed by them necessary or advisable in furtherance of the interests of the Corporation.

         Either the Chairman of the Board or the President, except as may be otherwise directed by the Board, shall attend meetings of shareholders of other corporations to represent this Corporation thereat and to vote or take action with respect to the shares of any such corporation owned by this Corporation in such manner as they shall deem to be for the interest of the Corporation or as may be directed by the Board.

         The Chairman of the Board and, in his absence, the President, shall unless the Board otherwise provides, be an ex-officio a member of all standing committees. Each shall have such general executive powers and duties of supervision and management as are usually vested in the office of the chief executive and chief operating officers of a corporation.

         Each shall have such other or further duties and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors, and the Board may from time to time divide the responsibilities, duties, and authority between them to such extent as it may deem advisable.

         Notwithstanding anything to the contrary hereinabove stated, the Chairman of the Board shall not be authorized to do any act required or permitted by Missouri law to be done by the President of the Corporation until his designation as chief executive officer has been filed in writing with the Secretary of State of the State of Missouri and such notice attested to by the Secretary of the Corporation.

40. Vice Presidents. The Vice Presidents in the order of their seniority, as determined by the Board, shall, in the absence, disability or inability to act of the Chairman of the Board and the President, perform the duties and exercise the powers of the Chairman of the Board and the President, and shall perform such other duties as the Board of Directors shall from time to time prescribe.
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41.              The Secretary and Assistant Secretaries.  The Secretary shall attend all sessions of the Board, and except as otherwise provided for in Section 11 of these Bylaws, all meetings of the shareholders, and shall record or cause to be recorded all votes taken and the minutes of all proceedings in a minute book of the Corporation to be kept for that purpose. The Secretary shall perform like duties for the executive and other standing committees when requested by the Board or such committee to do so.

         The Secretary's principal responsibility shall be to give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, but this shall not lessen the authority of others to give such notice as is authorized elsewhere in these Bylaws.

         The Secretary shall see that all books, records, lists and information, or duplicates, required to be maintained at the registered or some office of the Corporation in Missouri, or elsewhere, are so maintained.

         The Secretary shall keep in safe custody the seal of the Corporation, and when duly authorized to do so, shall affix the same to any instrument requiring it, and when so affixed, the Secretary shall attest the same by his signature.

         The Secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors or the President, under whose direct supervision the Secretary shall be.

         The Secretary shall have the general duties, powers and responsibilities of a Secretary of a corporation.

         The Assistant Secretaries, in the order of their seniority, in the absence, disability or inability to act of the Secretary, shall perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board may from time to time prescribe.

42. The Treasurer and Assistant Treasurers. The Treasurer shall have responsibility for the safekeeping of the funds and securities of the Corporation, and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He shall keep, or cause to be kept, all other books of account and accounting records of the Corporation, and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         The Treasurer shall disburse, or permit to be disbursed, the funds of the Corporation as may be ordered, or authorized generally, by the Board and shall render to the chief executive officers of the Corporation and the directors, whenever they may require it, an account of all his transactions as Treasurer and of those under his jurisdiction and of the financial condition of the Corporation.

         The Treasurer shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in these Bylaws or from time to time by. the Board of Directors.

         The Treasurer shall have the general duties, powers and responsibility of a Treasurer of a corporation, and shall be the chief financial and accounting officer of the Corporation.

         If required by the Board, he shall give the Corporation on a bond in a sum and with one or more sureties satisfactory to the Board for the faithful performance of the duties of his office, and for the restoration to the Corporation, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control which belong to the Corporation.

         The Assistant Treasurers in the order of their seniority shall, in the absence, disability or inability to act of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors shall from time to time prescribe.

43. Duties of Officers May Be Delegated. If any officer of the Corporation be absent or unable to act, or for any other reason the Board may deem sufficient, the Board may delegate, for the time being, some or all of the functions, duties, powers and responsibilities of any officer to any other officer, or to any other agent or employee of the Corporation or other responsible person, provided a majority of the whole Board concurs therein.

          Indemnification of Directors, Officers and Certain Others

44. Directors. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, . or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, by reason of the fact that he is or was a director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding, to the full extent permitted by Mo. Rev. Stat.
         Section 351.355, et. seq., as amended.

45. Officers, Employees and Agents. The Corporation may, at the discretion of the Board of Directors, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, by reason of the fact that he is or was an officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding, to the full extent permitted by Mo. Rev. Stat. Section 351-355, et. seq., as amended

46.              Expenses.

                 (i) The Corporation shall pay the director, or such person or entity as the director may designate, on a continuing and current basis, and in any event not later than ten business days following receipt by the Corporation of the director's request for reimbursement, all expenses, including attorneys fees, costs, settlements, fines and judgments incurred by or levied upon the director in connection with any action, suit or proceeding referred to in Sections 44 through 52.

                 (ii) To the extent that an officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 45, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with the action, suit, or proceeding.

                 (iii) Expenses incurred. in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount if it shall ultimately be determined that such indemnitee is not entitled to be indemnified by the Corporation for such expenses.

47. Board Authorization. Any indemnification of directors, officers, employees or agents under Section 45, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that such indemnification is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in Mo. Rev. Stat. Sections 351-355, et. seq., as amended. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

48. Notification and Defense of Claim. Promptly after receipt by a director, officer, employee or agent of notice of the commencement of any action, suit or Proceeding, the director, officer, employee or agent will, if a claim in respect thereof is to be made against the Corporation, notify the Corporation of the commencement thereof. The failure to promptly notify the Corporation will not relieve the Corporation from any liability that it may have to the director, officer, employee or agent hereunder, except to the extent the Corporation is prejudiced in its defense of such claim as a result of such failure. Unless otherwise requested by the Board of Directors, written notification shall not be necessary if the director, officer, employee or agent informs a majority of the Board of Directors of the commencement of any such action, or, independent of such notification by the director, officer, employee or agent, a majority of the Board of Directors has reason to believe such action has been initiated or threatened. With respect to any such action, suit or proceeding as to which the director, officer, employee or agent notified, or is deemed to have notified, the Corporation of the commencement thereof; the following shall apply:

                 (i) The Corporation will be entitled to participate therein at its own expense.

                 (ii) Except as otherwise provided below, to the extent that it may wish, the Corporation, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof with counsel reasonably satisfactory to the director, officer, employee or agent. After notice from the Corporation to the director, officer, employee or agent of its election so to assume the defense thereof, the Corporation will not be liable to the director, officer, employee or agent for any legal or other expenses subsequently incurred by the director, officer, employee or agent in connection with the defense thereof, other than reasonable costs of investigation, or unless: (x) the employment of separate counsel by the director, officer, employee or agent has been authorized by the Corporation; (y) the director, officer, employee or agent reasonably concludes that there may be a conflict of interest between the Corporation and the director, officer, employee or agent in the conduct of the defense of such action and that such conflict may lead to exposure for the director, officer, employee or agent not otherwise indemnifiable, and the director, officer, employee or agent notifies the Corporation of such conclusion and decision to employ separate counsel; or (z) the Corporation fails to employ counsel to assume the defense of such action. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which the director, officer, employee or agent reasonably makes the conclusion provided for in subsection (y) hereinabove.

                 (iii) The Corporation shall not be liable to indemnify the director, officer, employee or agent for any amount paid in settlement of any action or claim effected without its written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on the director, officer, employee or agent without the written consent of the director, officer, employee or agent. Neither the Corporation nor the director, officer, employee or agent will unreasonably withhold their consent to any proposed settlement.

49. Not Exclusive. The indemnification provided by these Sections 44 through 52 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation, as amended from time to time, or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

50. Further Indemnity. The Corporation shall have the power to give any further indemnity, in addition to the indemnity authorized or contemplated under Sections 44 through 52 to any person who is or was a director, officer, employee or agent or to any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; provided, that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct, or if it is determined by a final judgment or other final adjudication by a court of competent jurisdiction considering the question of indemnification that such indemnification is or would be in violation of applicable law. The Corporation may enter into indemnification agreements with each director and officer of the Corporation whom the Board of Directors authorizes by vote of a majority of a quorum of disinterested directors.

51. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Sections 44 through 52. When, and if, the Corporation obtains such insurance coverage, the Corporation shall not be required to maintain such insurance coverage in effect; provided, however, that the Corporation notifies the covered person in writing within five business days of the making of the decision to not renew or replace such insurance policy. The maintenance of such insurance shall not diminish, relieve or replace the Corporation's liability for indemnification under the provisions hereof. A claim for reimbursement hereunder, shall not be denied on the basis that such amount may or will be covered by such insurance policy, if such payments from the insurance company will not be made to the covered person within ten business days of the claim for reimbursement.

52.              Definitions.

                 (i) For the purpose of Sections 44 through 52, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of Sections 44 through 52, with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

                 (ii) For purposes of Sections 44 through 52, the following definitions shall apply:

         The term "other enterprise" shall include employee benefit plans.

         The term "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan.

         The term "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries.

         A person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in Sections 44 through 52.

                                Shares of Stock

53. Payment for Shares of Stock. The Corporation shall not issue shares of stock except for money paid, labor done or property actually received; provided, however, that shares may be issued in consideration of valid bona fide antecedent debts. No note or obligation given by any shareholder, whether secured by deed of trust, mortgage or otherwise, shall be considered as payment of any part of any share of shares.

54. Certificates for Shares of Stock. The certificates for shares of stock of the Corporation shall be numbered, shall be in such form as may be prescribed by the Board of Directors in conformity with law, and shall be entered in the stock books of the Corporation as they are issued, and such entries shall show the name and address of the person, firm, partnership, corporation or association to whom each certificate is issued. Each certificate shall have printed, typed or written thereon the name of the person, firm, partnership, corporation or association to whom it is issued and the number of shares represented thereby, and shall be signed by the President or a Vice President, and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation and sealed with the seal of the Corporation, which seal may be facsimile, engraved or printed. If the Corporation has a registrar, a transfer agent or a transfer clerk who actually signs such certificates, the signature of any of the other officers above mentioned may be facsimile, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such officer were an officer at the date of its issue.

55. Lost or Destroyed Certificates. In case of the loss or destruction of any certificate for shares of stock of the Corporation, upon due proof of the registered owner thereof or his representatives, by affidavit of such loss or otherwise, the President and Secretary may issue a replacement certificate in its place, upon the Corporation being fully indemnified therefor as it may request.

56. Transfers of Shares, Transfer Agent and Registrar. Transfers of shares of stock shall be made on the stock record or transfer books of the Corporation only by the person named in the stock certificate, or by his attorney lawfully constituted in writing, and upon surrender of the certificate therefor. The stock record book and other transfer records shall be in the possession of the Secretary or of a transfer agent or clerk for the Corporation. The Corporation, by resolution of the Board, may from time to time appoint a transfer agent, and, if desired, a registrar, under such arrangements and upon such terms and conditions as the

         Board deems advisable. Until and unless the Board appoints some other person, firm or corporation as its transfer agent, and upon the revocation of any such appointment thereafter until a new appointment is similarly made, the Secretary of the Corporation shall be the transfer agent or clerk of the Corporation, without the necessity of any formal action of the Board, and the Secretary shall perform all of the duties thereof.

57. Closing of Transfer Books. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding fifty days preceding the date of any meeting of the shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not exceeding fifty days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof, or entitled to receive payment of the dividends, entitled to the allotment of rights, or entitled to exercise the rights in respect of the change, conversion or exchange of shares. In such case, only the shareholders who are shareholders of record on the date of closing of the transfer books or on the record date so fixed shall be entitled to such notice of, and to vote at, the meeting and any adjournment thereof, or to receive payment of the dividend, or to receive the allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the date of closing of the transfer books, or the record date fixed as aforesaid. If the Board of Directors does not close the transfer books or set a record date for the determination of the shareholders entitled to notice of, and to vote at, a meeting of shareholders, only the shareholders who are shareholders of record at the close of business on the twentieth day preceding the date of the meeting shall be entitled to notice of, and to vote at the meeting, and any adjournment of the meeting; except that if prior to the meeting, written waivers of notice of the meeting are signed and delivered to the Corporation by all of the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting and any adjournment of the meeting.

58. Fractional Share Interests or Scrip. The Corporation may issue fractions of a share and it may issue a certificate for a fractional share, or by action of the Board of Directors, may issue in lieu thereof scrip or other evidence of ownership which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or other evidence of ownership aggregating a full share. A certificate for a fractional share shall, but scrip or other evidence of ownership shall not unless otherwise provided by resolution of the Board of Directors, entitle the holder to all of the rights of a shareholder, including without limitation the right to exercise any voting right, or to receive dividends thereon, or to participate in any distribution of the assets of the Corporation in the event of liquidation. The Board of Directors may cause such a scrip or evidence of ownership, other than a certificate for a fractional share, to be issued subject to the condition that it shall become void if not exchanged for share certificates before a specified date, or subject to the condition that the shares for which such scrip or evidence of ownership is exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of such scrip or evidence of ownership, or subject to any other condition which the Board of Directors may deem advisable.

                                    General

59. Fixing of Capital, Transfers of Surplus. Except as may be specifically otherwise provided in the Articles of Incorporation, the Board of Directors is expressly empowered to exercise all authority conferred upon it or the Corporation, by any law or statute, and in conformity therewith, relative to the following:

                 (i) the determination of what part of the consideration received for shares of the Corporation shall be capital;

                 (ii)     increasing capital;

                 (iii)    transferring surplus to capital;

                 (iv) the consideration to be received by the Corporation for its shares; and

                 (v)      all similar or related matters;

provided, that any concurrent action or consent by or of the Corporation and its shareholders required to be taken or given pursuant to law shall be duly taken or given in connection therewith.

60. Dividends. Ordinary dividends upon the shares of the stock of the Corporation, subject to the provisions of the Articles of Incorporation, and of any applicable law or statute, may be declared by the Board of Directors at any regular or special meeting.
         Dividends may be paid in cash, in property, or in shares of its stock, and to the extent and in the manner provided by law, out of any available earned surplus or earnings of the Corporation.

         Liquidating dividends or dividends representing a distribution of paid-in surplus or a return of capital shall be made only when and in the manner permitted by law.

61. Creation of Reserves. Before the payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their reasonable discretion, think proper as a reserve fund or funds, to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conclusive to the interests of the Corporation, and the directors may abolish any such reserve in the manner in which it was created.

62. Checks. All checks or instruments for the payment of money and all notes of the Corporation shall be sighed by such officer or officers or such other person or persons as the

         Board of Directors may from time to time designate. If no such designation is made, and unless and until the Board otherwise provides, the Chairman of the Board or President and Secretary, or the Chairman of the Board or President and Treasurer, shall have power to sign all such instruments for, in behalf of and in the name of the Corporation, which are executed or made in the ordinary course of the Corporation's business.

63. Fiscal Year. The Board of Directors shall have the paramount power to fix, and from time to time, to change, the fiscal year of the Corporation. In the absence of action by the Board of Directors, however, the fiscal year of the Corporation shall end each year on the date which the Corporation treated as the close of its first fiscal year, until such time as the fiscal year is changed by the Board of Directors.

64. Directors' Annual Statement. The Board of Directors may present at each annual meeting, and, when called for by vote of the shareholders, shall present to any annual or special meeting of the shareholders, a full and clear statement of the business and condition of the Corporation.

65. Amendments. The Bylaws of the Corporation may from time to time be repealed, amended or altered, or new Bylaws may be adopted, in either of the following ways:

                 (i) By the vote of a majority of the shareholders entitled to vote at any annual or special meeting thereof; or

                 (ii) By resolution adopted by a majority of the members of the Board of Directors then in office; provided, however, that the power of the directors to suspend, repeal, amend or otherwise alter the Bylaws or any portion thereof may be denied as to any Bylaws or portion thereof enacted by the shareholders if at the time of such enactment the shareholders shall so expressly provide.